UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2008

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On April 29, 2008, Live Nation, Inc. (the "Company") issued a warrant to purchase 500,000 shares of Common Stock at an exercise price of $13.73 per share to Marcy Media LLC, a company affiliated with Shawn Carter (p/k/a Jay-Z), in connection with the formation by the Company and Marcy Media LLC of Roc Nation LLC.

The warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and was issued in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D. The warrant agreement contained representations from the holder of the warrant to support the Company's reasonable belief that the holder acquired the warrant for its own accounts and not with a view to distribution in violation of the Securities Act, and that the holder is an "accredited investors" as defined in Regulation D.

Item 8.01 Other Events.

Concurrently with the filing of this Current Report on Form 8-K, the Company filed a prospectus supplement (the "Prospectus Supplement") with the Securities and Exchange Commission (the "SEC") in connection with an offering of an aggregate of 1,275,434 shares of Common Stock, which includes the 500,000 shares of Common Stock issuable upon exercise of the warrant described in Item 3.02 above. The Prospectus Supplement was filed pursuant to Rule 424(b)(2) under the Securities Act pursuant to a shelf registration statement on Form S-3 (Reg. No. 333-148930) originally filed with the SEC on January 30, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

May 1, 2008	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP regarding the validity of the securities issued.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).